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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
February 22, 2002

PALAL MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-33193 (Commission File No.)	88-0435904 (IRS Employer ID)

1040 West Georgia Street
Suite 1160
Vancouver, British Columbia
Canada V6E 4H1
(Address of principal executive offices and Zip Code)

(604) 605- 0885
(Registrant's telephone number, including area code)

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ITEM 1. CHANGE IN CONTROL OF THE REGISTRANT

On February 8, 2002, Hugh Grenfal, Jr. and Sergei Stetsenko transferred 25,000,000 shares of common stock which they owned to Harry P. Gamble IV in consideration of $100,000.00. The foregoing 25,000,000 shares of common stock constituted all of the shares owned by Messrs Grenfal and Stetsenko. After the foregoing transaction, there were 30,299,250 shares outstanding and the following persons own 5% or more of the total outstanding shares of the Company.

Harry P. Gamble IV	82.51%

ITEM 5. OTHER EVENTS

As a result of the matters described in Item 1, Hugh Grenfal, Jr. and Sergei Stetsenko resigned as the Company's officers and directors and Harry P. Gamble IV and Paul Lemmon were appointed to the Board of Directors. Mr. Gamble was appointed President and Chief Executive Officer and Mr. Lemmon was appointed Secretary, Treasurer and Chief Financial Officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
99.2	Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 22, 2002.

PALAL MINING CORPORATION
BY:	/s/ Harry P. Gamble
Harry P. Gamble IV, President and Chief Executive Officer
BY:	/s/ Paul Lemmon
Paul Lemmon, Chief Financial Officer